HP U.S. Benefits Overview © 2007 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice Jo Dennis Denise Davis Hewlett-Packard August 27, 2007

This presentation contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Opsware's business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described from time to time in HP's and Opsware's Securities and Exchange Commission reports, including but not limited to the risks described in HP's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2007 and Opsware’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2007. HP assumes no obligation and does not intend to update these forward-looking statements. THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF OPSWARE COMMON STOCK IS ONLY BEING MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT HP AND ORCA ACQUISITION CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON AUGUST 3, 2007 AND AS SUBSEQUENTLY AMENDED. OPSWARE STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. OPSWARE STOCKHOLDERS MAY OBTAIN COPIES OF THESE MATERIALS WITHOUT CHARGE FROM THE SEC THROUGH THE SEC’S WEBSITE AT WWW.SEC.GOV. OPSWARE STOCKHOLDERS ALSO MAY OBTAIN COPIES OF THESE DOCUMENTS, WITHOUT CHARGE, FROM INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE OFFER, AT +1 877 750 5838 OR BY EMAIL AT INFO@INNISFREEMA.COM, FROM J.P. MORGAN SECURITIES, INC, THE DEALER MANAGER FOR THE OFFER, AT +1 877 371 5947, OR FROM HP. Important Information

Agenda Integration Milestones Working at HP HP Today Total Rewards Philosophy HP US Benefits Overview Q&A

Integration Milestones

Integration Phases Explained We will notify you as soon as dates are finalized Announcement - Day the intent to acquire is announced. Pre-Close - Business as usual period between public announcement and close. Organization design & selection occurs here—including offer letters. Close - Legal close of the acquisition—company becomes a wholly-owned subsidiary of HP. HP prepares business for integration, including office space, equipment, IT planning, etc. Employee Day 1- Day the acquired employees start integrating into HP. On this day, employee benefits go ‘live’, employees start on HP payroll, get employee badges and access to HP systems, and IT infrastructure, etc.

Key Employee Integration milestones Close - TBD Onboarding – November 1 TRANSITION Offer Delivery – week of Sept 10 Welcome Event – Shortly after Close Benefits Enrollment “how to” Sessions Buddy Program Open Manager Briefing and Employee Orientation IT Quick Starts (TBD) HP systems access – Approx. Nov 1 30-60-90 day employee enablement plans start Real estate planning ONBOARDING 30-60-90 day employee enablement plans continue Annual performance review process Training Target training by role Career frameworks Team training (Fast Start) Announcement – July 23 INTERIM Welcome to HP and US Benefits – week of August 27 (THIS!) Behind the Scenes: Organization planning Product strategy and roadmap updated Product on boarding activities Customer/partner outreach YOU ARE HERE

Working at HP

We are the HP Way Each of us represents the HP Way of doing business. The HP Way defines who we are and how we get things done— it differentiates HP in marketplaces and communities around the world

HP Origins “Change”

What HP offers Great people Diversity of talent Trusted reputation Meaningful work Career development Operational excellence and global leader Recognition Competitive & differentiated total rewards Talent management Positive work environment Strong HP brand Collaborative teamwork Performance management Global citizenship Passion for customers Open, honest managers HP’s People Promise Grow and win with HP

HP Today

HP today Fortune 14 company Simplifying technology experiences around the world 164,000 employees 145,000 sales partners 70,000 service partners 16% revenue growth for Q3 in constant currency

HP Global Business Units and Global Functions Human Resources Information Technology Administration Finance Strategy and Technology Marketing Legal Enterprise Storage & Servers Consulting & Integration Managed Services Technology Services Software GBU Business PCs Consumer PCs Notebook PCs Handhelds Workstations Inkjet Systems LaserJet Business Digital Photography & Entertainment Graphics and Imaging Business Imaging and Printing Supplies Global Functions Technology Systems Group Personal Systems Group Imaging & Printing Group

HP executive team CEO and President Mark Hurd Finance and Administration Bob Wayman Chairman and CEO Mark Hurd Personal Systems Group Todd Bradley Information Technology Randy Mott General Counsel Michael Holston Administration Jon Flaxman Human Resources Marcela Perez de Alonso Human Resources Marcela Perez de Alonso Human Resources Marcela Perez de Alonso Finance Cathie Lesjak Strategy and Technology Shane Robison HP Labs Prith Banerjee Technology Solutions Group Ann Livermore Imaging & Printing Group Vyomesh Joshi

Global presence Americas EMEA Asia Pacific/Japan HP operates in more than 170 countries around the world Managing Director & Senior Vice President Jack Novia Managing Director & Senior Vice President Tom Iannotti Managing Director & Senior Vice President Francesco Serafini

Financial Strength Q3 net revenue of $25.4B up $3.5B or 16% Y/Y Revenue by Segment Revenue by Region

Benefits, A Component of Total Rewards

Total Rewards framework Equity Stock option grants Restricted stock Share Ownership Plan Reward & recognition eAwards Service awards Celebrations Variable pay Short term Variable Performance Bonus (VPB) Pay-for-Results (PfR) Sales incentive Long term Long-term performance cash Base pay Merit budget Total Rewards philosophy Variable components Job architecture Benefits Health and welfare Time-off Retirement Other legally required benefits

HP Benefits Overview

U.S. Benefit Components Medical Dental Vision Health & Dependent Care Reimbursement Accounts HEALTH PLANS Long-Term Care Life Insurance AD&D Insurance Spouse and Child Life Spouse and Child AD&D Long-Term Disability Short-term Disability WELFARE PLANS SAVINGS 401(k) Plan Retirement Medical Savings Account (RMSA) Share Ownership Plan Vacation Holidays Paid Time Off Leaves of absence TIME AWAY FROM WORK OTHER BENEFIT PROGRAMS Adoption Assistance EAP Employee Programs Flexible working arrangements LifeWorks Service Awards Travel Assistance

US Transitional Benefits BeneFLEX Programs Medical Credit for 2007 deductible and out-of-pocket expenses (transition from PPO to PPO) Transition payment Time Off Programs Vacation Service credit will be granted for Opsware employment Carry over up to 80 hours vacation Holidays Awarded 2007 employee designated floater

Eligibility for Health and Welfare Benefits HP Benefits Effective Employee Day 1 Enrollment ‘How To’ sessions will take place Employees Regular, 20+ hours/week Dependents Spouse or domestic partner (same sex or opposite sex) Children Dependent children up until their 19th birthday Children ages 19 through 24 who are full-time students Children who are mentally or physically incapacitated

BeneFLEX Overview A flexible benefit, or “cafeteria” style approach with an emphasis on choice BeneFLEX price tags represent the full cost of benefit options to participants, not just the employee’s share BeneFLEX Dollars are the dollars provided by HP as subsidy to purchase pre-tax benefit options Employee’s net cost is the difference between the BeneFLEX Price Tags and BeneFLEX Dollars HP provides

How BeneFLEX Works HP BeneFLEX* Dollars Employee Payroll Deductions Life Insurance Employee Spouse Child Dental Plan Medical Plan AD&D Insurance Employee Spouse Child Vision Plan Long Term Disability Price Tag Reimbursement Accounts Healthcare Dependant care *BeneFLEX is a flexible benefit, or “cafeteria” style approach with an emphasis on choice

Cost of Benefits: Who Pays? Benefit Plan You & HP HP You Medical Dental Vision Basic Life Basic AD&D Supplemental Life Supplemental AD&D Short-term disability (STD) Long-term disability (LTD) Long-term disability buy-up

Build Your Own PPO—2007

Medical Options (based on location)

- Core PPO → **Build Your Own PPO Plan**
- HMO (selected
- options)
- Aetna or HMO Elect
- Comp Med Plans
- No Coverage

Costs of coverage change as different choices are made

Core PPO Plan

$20 primary care/$40 specialist copay

$300 deductible (up to $900 per family)

Prescription Drugs
Retail: $5/$30/$45
Mail: $10/$75/$115

Customizable choices

Office Visit Copay

- $15 primary care/$30 specialist
- $20 primary care/$40 specialist
- $25 primary care/$45 specialist

Deductible

- $300 per person, up to $900 family
- $600 per person, up to $1,800 family
- $1,200 per person, up to $3,600 family

Prescription Drug Copay

- $5/$30/$45 retail; $10/$75/$115 mail
- $5/$25/$40 retail; $10/$60/$90 mail
- $5/$25 or 35% min w/$60 or 65% max, $10/$62 or 35%min w/$150 or 65%max mail

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HP Prescription Drug Program Applies to BYO PPO, Aetna Choice POS II, EPO and the Comprehensive Medical Plans Administered through UnitedHealthcare using Medco $45 copay for 31-day supply $115 copay for 90-day supply (mail order) Non-Preferred Brand-Name Drugs $30 copay for 31-day supply $75 copay for 90-day supply (mail order) Preferred Brand-Name Drugs $5 copay for 31-day supply $10 copay for 90-day supply (mail order) Generic Drugs Benefit Prescription May choose different copayments with the Build Your Own PPO

 Medical Plans Costs: California 2007 Semi-monthly payroll costs (full-time employees) $154.89 $86.00 $86.00 $106.65 $101.09 $58.00 $58.00 $72.18 $83.33 $50.00 $50.00 $61.23 You + Family You + Spouse You + Children $29.54 $18.77 $18.77 $20.23 Your Net Cost BYO Core PPO through UHC (A) Kaiser Foundation HP of N. CA Kaiser Foundation HP of S. CA PacifiCare of CA You Only

Dental Options Administered by MetLife $500 $1,750 Plan Maximum Out-of-Network In-Network 50% 80% 90% 100% 60% Major 100% / $1,500 50% / $1,500 Orthodontia/ Life time max 100% 90% Basic 100% 100% Preventive None $50/$150 Deductible No Deductible Dental PPO Dental Option

Vision Administered by VSP Up to $35 for eye exam after $10 co-pay $10 co-pay Eye examinations $120 allowance per year $250 per eye ($500 lifetime maximum) Laser vision correction surgery $105 allowance per year Contact lenses Up to plan limits after $10 co-pay $10 co-pay Eyeglasses Out-of-Network Provider VSP doctor Services

 You + Family You + Spouse You + Children Your Net Cost PPO Dental Plan No Deductible Dental Plan Vision Plan You Only $7.55 $ 3.78 $ 5.66 $ 16.60 $ 8.32 $ 9.25 $ 15.84 $ 7.95 $ 9.07 $ 24.89 $ 12.49 $ 14.92 Dental & Vision Plans Costs – 2007 Semi-monthly payroll costs (full-time employees)

Life and AD&D Options Highlights AD&D Life $15K $300K $5M Max $5, $10, or $15K 50% of Employee 7x Pay Coverage Available $5, $10, or $15K 7x Pay 7x Pay Coverage Available $15K $500K $1M Max Evidence of Insurability Evidence of Insurability None Required Child $40K Spouse None Required $1M Employee HP provides BeneFLEX dollars to purchase coverage of 1 x Pay

Short and Long Term Disability Long-term Disability*: Paid according to LTD election level 60% of pay (maximum $30,000/month) 75% of pay (maximum $30,000/month) After 26th Week Short-Term Disability: 75% of pay (may use earned vacation to supplement 75% STD benefit) 2nd through 26th Week Short-Term Disability: 100% of pay 2nd through 8th Week Use available sick time or Paid Time Off days Up to 7 Calendar Days Benefits Period of Absence *LTD Health Plan Continuation available for dependents

Savings Programs that help you save Retirement Medical Savings Account (RMSA) Beginning at age 45 HP contributes $1,200/year ($12K lifetime max); Age 55 and 10 years service to be 100% vested 401(k) Plan 1% - 50% of eligible pay (base pay + target commission) Pre-tax or after-tax Roth; 1% - 25% age 50 catch-up contribution Automatic enrollment at 3% HP matches 100% of the first 6% 100% vesting after 3 years of service; Share Ownership Plan (SOP) Purchase HP stock at 15% discount with up to 10% of pay November 1 and May 1 begin 6 month purchase periods

HP 401(k) Plan Company Match HP matching example (Assuming $90,000 salary): $20,900 $5,400 $15,500 (2007 Annual Limit) 20% $10,800 $5,400 $5,400 6% $5,400 $2,700 $2,700 3% $0 $0 $0 0% Total HP matching amount Amount you defer Percentage you defer You can maximize the HP match by setting aside at least 6% of your salary.

HP 401(k) Plan The Power of Compounding $98,444 $196,881 $262,506 $164,067 $196,881 $196,881 $357,714 $341,698 $395,282 $448,866 $164,067 $98,444 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 3% 5% 6% 8% 25 Years 25 Years 25 Years 25 Years Deferral % over Time Growth Comp Match Part Contr

Share Ownership Plan Purchase HP stock at a 15% discount Two enrollment periods per year (shortly before May 1 and November 1) Enroll thru Mellon Investor Services (MIS), the Plan administrator Contribute up to 10% of pay Participants may sell shares anytime after they are credited to the employee’s MIS account Share ownership

Vacation Schedule After First Year 120 hours 160 hours 200 hours (25 days) 20+ 96 hours 128 hours 160 hours (20 days) 10 to 19 92 hours 120 hours 152 hours (19 days) 9 86 hours 114 hours 144 hours (18 days) 8 82 hours 108 hours 136 hours (17 days) 7 78 hours 102 hours 128 hours (16 days) 6 72 hours 96 hours 120 hours (15 days) 5 68 hours 90 hours 112 hours (14 days) 4 62 hours 84 hours 104 hours (13 days) 3 58 hours 76 hours 96 hours (12 days) 2 52 hours 70 hours 88 hours (11 days) 1 Annual vacation if regularly scheduled 20-29 hours Annual vacation if regularly scheduled 30-39 hours Annual vacation if regularly scheduled 40 hours Expected full years of service at end of calendar year Time expected to be earned in calendar year can be used even if not yet earned Can accumulate unused time up to 80 hours above the amount of vacation you earn in a year

2007 Holidays and Paid Time-Off/Sick Time *2007 Employee Designated Floater will be available to Opsware employees. * Employee Designated Floater* December 25 Christmas Day December 24 Company Designated Floater November 23 Day After Thanksgiving Day November 22 Thanksgiving Day September 3 Labor Day July 4 Independence Day May 28 Memorial Day February 19 Presidents’ Day January 15 Martin Luther King, Jr. Day January 1 New Years Day Date Holiday Non-Exempt Exempt 6 days, pro-rated, cash out EOY As needed Paid Time 0ff/Sick Time

Other Benefit Programs Build the future you want HP offers a wide range of special benefits and discounts that provide opportunities to help you shape your life Adoption Assistance Degree Assistance Employee Assistance Program (EAP) Employee Programs Employee Purchase Program Credit Union Insurance Discounts Employee Discounts LifeWorks Service Awards Travel Assistance

Key Benefit Milestones Close - TBD Onboarding – November 1 TRANSITION ATTEND Benefits Enrollment “How To” Sessions – Mid-Oct ARRANGE in advance for transitional care or immediate access to benefits ENROLL in Benefits – Late-Oct through Dec 1 ONBOARDING Dec 1: Last day to enroll in benefits and take Health Risk Questionnaire Announcement – July 23 INTERIM Welcome to HP and Benefits Presentation – Week of Aug 27 YOU ARE HERE

Key Employee Integration milestones Close - TBD Onboarding – November 1 TRANSITION Offer Delivery – week of Sept 10 Welcome Event – Shortly after Close Benefits Enrollment “how to” Sessions Buddy Program Open Manager Briefing and Employee Orientation IT Quick Starts (TBD) HP systems access – Approx. Nov 1 30-60-90 day employee enablement plans start Real estate planning ONBOARDING 30-60-90 day employee enablement plans continue Annual performance review process Training Target training by role Career frameworks Team training (Fast Start) Announcement – July 23 INTERIM Welcome to HP and US Benefits – week of August 27 (THIS!) Behind the Scenes: Organization planning Product strategy and roadmap updated Product on boarding activities Customer/partner outreach YOU ARE HERE

Q&A

Medical Plans Costs: US 2007 Semi-monthly payroll costs (full-time employees) $154.89 $158.38 $115.03 $74.58 $115.00 $83.33 $97.00 $69.57 $45.98 $69.50 $101.09 $105.56 $79.37 $47.32 $80.50 $29.54 $43.49 $29.60 $17.66 $29.36 Your Net Cost BYO Core PPO through UHC (A) Aetna Choice POS II Comprehensive Medical $400 Comprehensive Medical $800 UHC EPO You + Family You + Children You + Spouse You Only

Medical Plans Costs: Washington 2007 Semi-monthly payroll costs (full-time employees) $130.99 $158.38 $108.81 $136.76 $117.50 $151.52 $143.94 $85.19 $105.14 $80.86 $91.59 $80.50 $99.23 $94.39 $69.86 $97.00 $70.28 $87.29 $74.50 $84.30 $79.56 You + Family You + Spouse You + Children $26.36 $43.49 $34.81 $38.19 $28.80 $32.93 $28.80 Your Net Cost BYO Core PPO through UHC (B) Aetna Choice POS II Group Health Options Group Health Options HMO Elect UHC EPO of WA Kaiser Permanente NW Region Pacific Care of Washington You Only

 Medical Plans Costs: Maryland 2007 Semi-monthly payroll costs (full-time employees) $154.89 $158.38 $158.56 $108.05 $115.01 $101.09 $105.14 $106.41 $72.98 $75.47 $83.33 $97.00 $97.84 $65.45 $64.73 You + Family You + Spouse You + Children $29.54 $43.49 $47.77 $27.88 $26.95 Your Net Cost BYO Core PPO through UHC (A) Aetna Choice POS II Aetna USHC Mid-Atlantic MD Kaiser FNDTN HP/Mid-Atlantic Optimum Choice You Only

 $124.23 $133.18 $115.00 $115.03 $74.58 $81.19 $91.77 $80.50 $79.37 $47.32 $67.88 $79.90 $69.50 $69.57 $45.98 You + Family You + Spouse You + Children $24.33 $38.32 $29.36 $29.60 $17.66 Your Net Cost BYO Core PPO through UHC (C) Aetna Choice POS II BCBS EPO Comprehensive Medical Plan $400 Comprehensive Medical Plan $800 You Only Medical Plans Costs: North Carolina 2007 Semi-monthly payroll costs (full-time employees)